As filed with the Securities and Exchange Commission on May 18, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MYND ANALYTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	87-0419387 (I.R.S. Employer Identification Number)

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2012 Omnibus Incentive Compensation Plan

(Full Title of the Plan)

George Carpenter

President and Chief Executive Officer

MYnd Analytics, Inc.

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(949) 420-4400

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy requested to:

Jeffrey A. Baumel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒
Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share	1,457,969	$3.53	(2)	$5,146,630.57	(2)	$640.76
Total	1,457,969	3.53		$5,146,630.57		$640.76

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”), of MYnd Analytics, Inc. (“MYnd” or the “Company”) that may become issuable under the Company’s Amended and Restated 2012 Omnibus Incentive Compensation Plan (the “Plan”) by reason of any stock split, stock dividend, recapitalization or other similar transaction.

(2)	Solely for the purpose of calculating the registration fee, the maximum aggregate offering price has been calculated pursuant to Rule 457(h) under the Securities Act based on the weighted average exercise price of the currently outstanding stock options granted pursuant to the Plan.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by MYnd Analytics, Inc., a Delaware corporation (the “Registrant”), to register an additional 1,457,969 shares of its common stock, par value $0.001 per share, issuable to eligible employees, consultants, contractors and directors of the Registrant and its affiliates under the Registrant’s Amended and Restated 2012 Omnibus Incentive Plan (the “Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-215434) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”) on January 5, 2017 (the “Prior Registration Statement”) relating to the Plan, including periodic reports that we filed after the Prior Registration Statement to maintain current information about us, are incorporated by reference into the Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by MYnd Analytics, Inc. (the “Company”) with the Commission are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, filed with the Commission on December 29, 2017;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2017, filed on February 20, 2018, and March 31, 2018, filed on May 14, 2018;

(c)	The Company’s Current Reports on Form 8-K filed on January 5, 2018, January 22, 2018, February 20, 2018, February 23, 2018, April 3, 2018, April 9, 2018, April 20, 2018, April 24, 2018, May 4, 2018 and May 15, 2018;

(d)	The Company’s Definitive Proxy Statement on Schedule 14A, filed on March 1, 2018, used in connection with the 2018 Annual Meeting of Stockholders that was held on April 4, 2018;

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the report referenced in Item 3(a) above; and

(f)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on April 26, 2012 and July 13, 2017, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed with the Commission by the Company (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the time of filing of such documents with the Commission.

Any statement contained in the documents incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

See Exhibit Index appearing immediately after the signature page to this registration statement is incorporated by reference in this Item 8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Viejo, State of California on May 18, 2018.

MYND ANALYTICS, INC.

By:	/s/ George C. Carpenter IV
George C. Carpenter IV President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints George C. Carpenter IV and Donald E. D’Ambrosio, and each of them , the true and lawful attorneys-in-fact and agents with full power of substitution, of each of him or her to execute in the name, place and stead of each of him and her (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, in each case which relates to this Registration Statement, and all instruments necessary or advisable in connection therewith and to file the same with the Commission, each of said attorneys-in-fact and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and he or she hereby ratifies and confirms his or her signature as it may be signed by his or her said attorneys-in-fact and agents or each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George C. Carpenter IV	Chief Executive Officer	May 18, 2018
George C. Carpenter IV	(Principal Executive Officer)

/s/ Donald E. D’Ambrosio	Chief Financial Officer	May 18, 2018
Donald E. D’Ambrosio	(Principal Financial and Accounting Officer)

/s/ Robin L. Smith, M.D.	Chairman of the Board	May 18, 2018
Robin L. Smith, M.D.

/s/ Geoffrey E. Harris	Director	May 18, 2018
Geoffrey E. Harris

/s/ John Pappajohn	Director	May 18, 2018
John Pappajohn

/s/ Peter Unanue	Director	May 18, 2018
Peter Unanue

/s/ Michal Votruba	Director	May 18, 2018
Michal Votruba

EXHIBIT INDEX

Exhibit No.	Description
4.1(1)	Amended and Restated 2006 Stock Incentive Plan
4.2(2)	Amended and Restated 2012 Omnibus Incentive Compensation Plan
4.3(3)	Form of Restricted Share Agreement
4.4(4)	Form of ISO Stock Option Award Certificate
4.5(5)	Form of NQSO Stock Option Award Certificate
4.6(6)	Sample Stock Certificate
5.1*	Opinion of Dentons US LLP
23.1*	Consent of Dentons US LLP (included in Exhibit 5.1)
23.2*	Consent of Anton & Chia, LLP independent registered public accounting firm
23.3*	Consent of Marcum LLP, independent registered public accounting firm
24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

_______________

*	Filed herewith.

(1)	Incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 1, 2010 (File No. 000-26285).
(2)	Incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 1, 2018 (File No. 001-35527).
(3)	Incorporated herein by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed on December 22, 2016 (File No. 001-35527).
(4)	Incorporated herein by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed on December 22, 2016 (File No. 001-35527).
(5)	Incorporated herein by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K filed on December 22, 2016 (File No. 001-35527).
(6)	Incorporated herein by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed on December 29, 2017 (File No. 001-35527).